   As Filed with the Securities and Exchange Commission on September 22, 2000
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                   FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                DIGITAL LAVA INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                         95-4584080
   (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                            ------------------------
                          13160 MINDANAO WAY, SUITE 350
                        MARINA DEL REY, CALIFORNIA 90292
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

               1996 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                            ------------------------

                 DANNY GAMPE                             COPY TO:
           CHIEF FINANCIAL OFFICER                 GREGORY M. PETTIGREW
              DIGITAL LAVA INC.                      LATHAM & WATKINS
        13160 MINDANAO WAY, SUITE 350              633 WEST FIFTH STREET
      MARINA DEL REY, CALIFORNIA 90292                   SUITE 4000
               (310) 577-0200                    LOS ANGELES, CALIFORNIA 90071
                                                        (213) 485-1234

              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

-----------------------------------------------------------------------------------------------------------------------
                                           CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
                                          AMOUNT TO BE    PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE REGISTERED     REGISTERED      OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
                                             (1)(2)           SHARE (3)              PRICE (3)        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
COMMON STOCK, .0001 PAR VALUE              1,000,000           $5.4375            $5,437,500            $1,435.50
-----------------------------------------------------------------------------------------------------------------------

(1) The 1996 Incentive and Non-Qualified Stock Option Plan (the "Plan") authorizes the issuance of a maximum of 2,000,000 shares. On March 17, 2000, 1,000,000 shares were registered pursuant to Form S-8 Registration Statement No. 333-32726. Only the additional 1,000,000 shares authorized for issuance under the Plan are being newly registered hereunder.

(2) Pursuant to Rule 416, this registration statement shall also cover a presently indeterminate number additional shares of common stock that may become issuable as a result of anti-dilution adjustments deemed necessary or equitable by the registrant's board of directors upon stock splits, stock dividends or other similar changes in capitalization.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Aggregate Offering Price Per Share is the average of the high and low prices of the common stock, as reported on the American Stock Exchange on September 18, 2000.
================================================================================
PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION
           STATEMENT AS OPTIONS GRANTED UNDER THE PLAN ARE EXERCISED.

     This registration statement covers 1,000,000 additional shares of our common stock reserved for issuance under our 1996 Incentive and Non-Qualified Stock Option Plan (the "Plan"). On March 17, 2000, we filed with the Commission Form S-8 Registration Statement No. 333-32726 covering an aggregate of 1,000,000 shares issued or issuable under the Plan. The contents of that original registration statement are incorporated by reference herein. On April 25, 2000 our board of directors approved, and on July 24, 2000 our stockholders approved, an amendment to the Plan increasing the authorized number of shares covered by the Plan to 2,000,000 shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     We hereby incorporate by reference the following documents in this registration statement:

     (a) Our Annual Report on Form 10-KSB for the year ended December 31, 1999, filed on March 30, 2000.

     (b) Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000, filed on May 15, 2000.

     (c) Our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, filed on August 14, 2000.

     (d) Our Proxy Statement for our 2000 Annual Meeting of Stockholders, filed on April 28, 2000.

     (e)  Our additional proxy soliciting materials filed on May 31, 2000.

     (f) Our Supplement to Proxy Statement for our 2000 Annual Meeting of Stockholders, filed on June 15, 2000.

     (g)  Our Current Report on Form 8-K filed on May 31, 2000.

     (h)  Our Current Report on Form 8-K filed on July 31, 2000.

     (g) The description of our common stock included in our Registration Statement on Form 8-A, filed on February 11, 1999.

     We also incorporate by reference all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this registration statement but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, which documents will become a part of this registration statement from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 8. EXHIBITS

     See Index to Exhibits on page 5.

ITEM 9. UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Digital Lava Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marina del Rey, State of California, on September 22, 2000.

                                               DIGITAL LAVA INC.



                                               By:      /s/ ROBERT GREENE
                                                  ----------------------------
                                                            Robert Greene
                                                       Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below does hereby constitute and appoint Robert Greene, and Danny Gampe, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on September 22, 2000.

SIGNATURE                                TITLE
---------                                -----

/s/ ROBERT GREENE                        Chief Executive Officer and Chairman of
---------------------------              the Board (PRINCIPAL EXECUTIVE OFFICER)
Robert Greene

/s/ JOSHUA SHARFMAN                      President and Chief Technology Officer
---------------------------
Joshua Sharfman

/s/ DANNY GAMPE                          Chief Financial Officer (PRINCIPAL
---------------------------              FINANCIAL AND ACCOUNTING OFFICER)
Danny Gampe

/s/ ROGER BERMAN                         Director
---------------------------
Roger Berman

/s/ JOHN CARRINGTON                      Director
---------------------------
John Carrington

/s/ MICHAEL WHEELER                      Director
---------------------------
Michael Wheeler

                                INDEX TO EXHIBITS

EXHIBIT

     4.1 First Amendment to Digital Lava Inc. 1996 Incentive and Non-Qualified Stock Option Plan, dated as of April 25, 2000.

     5.1  Opinion of Latham & Watkins.

     23.1 Consent of Latham & Watkins (included in Exhibit 5.1).

     23.2 Consent of PricewaterhouseCoopers, LLP.

     24 Power of Attorney (included on the signature page to this Registration Statement).